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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ETHAN ALLEN INTERIORS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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 ETHAN ALLEN INTERIORS INC.
Ethan Allen Drive
Danbury, Connecticut 06811

October 7, 2010

Dear Stockholder:

        You are cordially invited to attend the 2010 Annual Meeting of stockholders of Ethan Allen Interiors Inc. This meeting will be held at the Ethan Allen International Corporate Headquarters, Ethan Allen Drive, Danbury, Connecticut 06811 at 9:00 A.M., local time, on Tuesday, November 16, 2010.

        You will find information about the matters to be voted on at the meeting in the formal Notice Regarding the Availability of Proxy Materials and the Proxy Statement which is included in the following pages.

        Your vote is very important and we hope you will be able to attend the meeting. To ensure your representation at the meeting, even if you anticipate attending in person, we urge you to vote. If you attend, you will, of course, be entitled to vote in person.

Sincerely,

M. Farooq Kathwari
 Chairman of the Board,
President and Principal Executive Officer

 ETHAN ALLEN INTERIORS INC.
Ethan Allen Drive
Danbury, Connecticut 06811

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

        The Annual Meeting of stockholders of Ethan Allen Interiors Inc. will be held at the Ethan Allen International Corporate Headquarters on Tuesday, November 16, 2010 at 9:00 A.M., local time, for the purpose of considering and acting upon the following:

  1.
  The election or ratification of directors;

  2.
  Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2011 fiscal year; and

  3.
  Such other business as may properly come before the meeting.

        The Board of Directors has fixed September 21, 2010 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting. It is important that your shares be represented and voted at the meeting. If you received the proxy materials by mail, you can vote your shares by completing, signing, dating, and returning your completed proxy card, or you may vote by telephone or over the Internet. If you received the proxy materials over the Internet, a proxy card was not sent to you, and you may vote your shares by telephone or over the Internet. To vote by telephone or Internet, follow the instructions included in the formal Notice Regarding the Availability of Proxy Materials, Proxy Statement or on the Internet. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the Proxy Statement.

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on November 16, 2010—the proxy statement and the annual report are available at http://materials.proxyvote.com/297602

By Order of the Board of Directors, Pamela A. Banks Corporate Secretary

October 7, 2010
Ethan Allen Interiors Inc.
Ethan Allen Drive
Danbury, Connecticut 06811

 ETHAN ALLEN INTERIORS INC.
Ethan Allen Drive
Danbury, Connecticut 06811

Questions and Answers

Q:
What is a proxy?

A:
A proxy is a document, also referred to as a "proxy card," on which you authorize someone else to vote for you at the upcoming Annual Meeting in the way that you want to vote. You also may choose to abstain from voting. Ethan Allen Interiors Inc.'s board of directors is soliciting the proxy card.

Q:
What are the purposes of this annual meeting?

A:
At the Annual Meeting, stockholders will elect three Class II directors for a three-year term expiring in 2013. The board's Class II nominees for election are: Clinton A. Clark, Kristin Gamble and Don M. Wilson. You are also being asked to ratify the election of James W. Schmotter as a Class III director with a term expiring 2012 (see page 4). Stockholders will also vote on ratifying our appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2011. Other than routine or procedural matters, we do not expect any other business will be brought up at the meeting, but if any other business is properly brought up, the persons named in the proxy card will have authority to vote on it as they see fit.

Q:
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:
In accordance with rules adopted by the Securities and Exchange Commission ("SEC"), rather than mailing a printed copy of our proxy materials to each stockholder of record, we may now send some or all of our stockholders a Notice Regarding the Availability of Proxy Materials ("Notice"), which indicates how our stockholders may:

•
access their proxy materials and vote their proxies over the Internet or by telephone;

•
request a paper copy of the materials including a proxy card.

Q:
How can I get electronic access to the proxy materials?

A:
The Notice provides you with instructions regarding how to:

•
view our proxy materials for the Annual Meeting over the Internet; and

•
instruct us to send our future proxy materials to you electronically by email instead of sending you printed copies by mail.

  Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meeting of stockholders on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it. The Annual Report and the Form 10-K accompany these proxy materials but are not considered part of the proxy soliciting materials.

Q:
Who is entitled to vote?

A:
Only record holders of our common shares of stock at the close of business on the record date for the meeting, September 21, 2010, are entitled to vote at the Annual Meeting. Each common share has one vote.

Q:
How do I vote?

A:
You can vote either in person at the Annual Meeting or by proxy whether or not you attend the Annual Meeting. You can vote by proxy in three ways:

•
By mail—If you received your proxy materials by mail, you can vote using the proxy card;

•
By telephone—In the United States and Canada, you can vote by telephone by following the instructions in the Notice, on the Internet or on your proxy card if you received your materials by mail; or

•
By Internet—You can vote over the Internet by following the instructions on the Notice or on your proxy card if you received your materials by mail.

  If you vote by proxy, your shares will be voted at the Annual Meeting in the manner you indicate. If your shares are held in your name (but not in nominee name through a broker) and if you sign your proxy card, but do not specify how you want your shares to be voted, they will be voted as the Board of Directors recommends.

Q:
Can I change my vote after I have voted?

A:
A later vote by any means will cancel any earlier vote. For example, if you vote by telephone and later vote differently on the Internet, the Internet vote will count, and the telephone vote will be canceled. If you wish to change your vote by mail, you should write our Corporate Secretary, at the address set forth at the beginning of the Questions and Answers, and request a new proxy card. The last vote we receive before the meeting will be the one counted. You also may change your vote by voting in person at the meeting.

Q:
What does it mean if I get more than one proxy card?

A:
It means that your shares are registered in more than one way. Sign and return all proxy cards or vote each group of shares by telephone or over the Internet to ensure that all your shares are voted.

Q:
What is a Broker Non-Vote?

A:
The SEC recently approved a New York Stock Exchange (NYSE) amendment to Rule 452 prohibiting brokers from exercising "discretionary voting" in all director elections. The amendment will apply to shareholder meetings held on or after January 1, 2010. Therefore, if your shares are held in nominee name by your broker and you do not provide instructions to your broker on how you want your shares voted in director elections, your broker is prohibited from exercising discretionary voting and voting those shares in the director elections.

Q:
What is Electronic Access?

A:
Our proxy statement and our 2010 annual report are available on an Internet site at http://materials.proxyvote.com/297602. Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. If you are a registered stockholder, you can choose this option and save the Company the cost of producing and mailing these documents by following the instructions provided on your proxy card or following the prompt if you choose to vote over the Internet. If you hold your stock in nominee name (such as through a bank or broker), check the information provided by your nominee for instructions on how to elect to view future proxy statements and annual reports over the Internet. If you are a registered stockholder and have chosen to view future proxy statements and annual reports over the Internet, you will receive an e-mail with instructions containing the Internet address of those materials.

 PROXY STATEMENT

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board of Directors") of Ethan Allen Interiors Inc., a Delaware corporation (the "Company"), of proxies for use at the 2010 Annual Meeting of stockholders (the "Annual Meeting") to be held on Tuesday, November 16, 2010 at the Ethan Allen International Corporate Headquarters, Ethan Allen Drive, Danbury, Connecticut 06811 at 9:00 A.M., local time, or any adjournment thereof. The Proxy Statement and our Annual Report are first being made available electronically on or about October 7, 2010.

VOTING SECURITIES; PROXIES; REQUIRED VOTE

Voting Securities

        The Board of Directors has fixed the close of business on September 21, 2010 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, the Company had outstanding 28,728,575 shares of common stock, par value $.01 per share (the "Common Stock"). The holders of Common Stock as of the Record Date are entitled to notice of, and to vote at, the Annual Meeting. Holders of Common Stock are entitled to one vote per share.

Proxies

        M. Farooq Kathwari and Frank G. Wisner, the persons named as proxies, were selected by the Board of Directors to serve in such capacity. Each properly executed and returned proxy card will be voted in accordance with the directions indicated thereon, or if no directions are indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement for shares held by registered owners. In voting by proxy with regard to the election of directors, stockholders may vote in favor of all nominees, withhold their vote as to all nominees or withhold their vote as to a specific nominee(s). Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt of a later vote by (i) telephone; (ii) Internet; or (iii) receipt by the Corporate Secretary of the Company of either: (a) an instrument revoking the proxy; or (b) a duly executed proxy card bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting.

Required Vote

        The holders of at least one-third of the outstanding shares of Common Stock represented in person or by proxy will constitute a quorum at the Annual Meeting. Effective with annual meetings held after January 1, 2010, NYSE Rule 452 prohibits brokers from exercising "discretionary" voting on all director elections. At the Annual Meeting, the vote of a majority in interest of the stockholders present, in person or by proxy, and entitled to vote thereon is required (i) to elect or ratify directors; and (ii) to ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company.

        The election inspectors appointed for the Annual Meeting will tabulate the votes cast, in person or by proxy, at the Annual Meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority to vote on a particular matter, as to certain shares, those shares will not be considered as present and entitled to vote with respect to that matter.

 PROPOSAL 1

ELECTION OF DIRECTORS

        The Board of Directors is presently composed of seven members. The Restated Certificate of Incorporation of the Company divides the Board of Directors into three classes, with one class of directors elected each year for a three-year term. The term of the directors in Class II, which is currently composed of three directors, expires as of the Annual Meeting. On April 21, 2010 Edward H. Meyer, who is currently a Class II director, announced his retirement from the Board of Directors as of the end of his term. Mr. Meyer has served on the Board of Directors since 1991. We thank him for his commitment and for his insight and guidance over the years.

        The Company nominated Clinton A. Clark, Kristin Gamble, and Don M. Wilson as the Class II directors to serve for a three year term. James W. Schmotter was elected by the Board of Directors on April 20, 2010 to fill a vacancy in Class III, subject to ratification of such election by the stockholders at the Annual Meeting. Mr. Schmotter is submitted for ratification at the Annual Meeting to serve as a director in Class III for a term expiring 2012.

        If for any reason Mr. Clark, Ms. Gamble, Mr. Schmotter or Mr. Wilson become unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies will have discretionary authority to vote for a substitute nominee(s). Alternatively, the Board of Directors may chose to reduce the size of the board, as permitted by our Amended and Restated By-laws ("By-laws"). It is not anticipated that Mr. Clark, Ms. Gamble, Mr. Schmotter or Mr. Wilson will be unavailable or will decline to serve as director.

        The following sets forth information as to Mr. Clark, Ms. Gamble, Mr. Schmotter and Mr. Wilson and each director continuing in office, including his or her age, present principal occupation, specific expertise, qualifications and skills along with other business experience, directorships in other publicly held companies, membership on committees of the Board of Directors and period of service as a director of the Company.

Nominees for Election at this Annual Meeting to a Term Expiring in 2013

        Clinton A. Clark, 68, was elected as a director of the Company on June 30, 1989. He is the President and sole stockholder of CAC Investments, Inc. ("CAC"), a private investment company he founded in January 1986. Prior to founding CAC, Mr. Clark was Chairman, President and Chief Executive Officer of Long John Silver's Restaurants, Inc. from 1990 through September 1993 and prior thereto was President and Chief Executive Officer of The Children's Place, a retail children's apparel chain he founded in 1968. Mr. Clark is also an investor and director of several private companies. Mr. Clark's experience managing a publicly-traded company, experience as an executive and his knowledge of the history of the Company has provided the Company with a wealth of knowledge in strategic planning, corporate finance, compensation, and sales and marketing in consumer related industries. He has the necessary skills to chair the Company's Audit Committee and is a member of the Compensation Committee.

        Kristin Gamble, 65, was elected as a director of the Company on July 28, 1992. Since 1984, she has been President of Flood, Gamble Associates, Inc., an investment counseling firm. Ms. Gamble was Senior Vice President responsible for equity strategy and economic research with Manufacturers Hanover Trust Company from 1981 to 1984. Prior to that, she held various management positions with Manufacturers Hanover (1977-1981), Foley, Warendorf & Co., a brokerage firm (1976-1977), Rothschild, Inc. (1971-1976) and Merrill, Lynch, Pierce, Fenner & Smith (1968-1971). Since May 1995, she has served as a member of the Board of Trustees of Federal Realty Investment Trust. Through her roles and responsibilities Ms. Gamble has extensive experience and insight relevant to her service to the Company, including that of Trustee of a realty investment trust and her knowledge of real estate markets. Ms. Gamble's knowledge of the history of the Company as well as her significant financial management experience has resulted in strong skills in corporate finance, accounting and compensation. She is a member of the Company's Audit Committee and Compensation Committee.

        Don M. Wilson III, 62, was nominated by the Board of Directors for election on April 21, 2010 based upon recommendation of the Nominations/Corporate Governance Committee. Mr. Wilson joined Chemical Bank in 1973, a predecessor institution to J.P. Morgan Chase & Co. During his career he managed corporate finance activities, was the head of the bank's East Asia business and later its European businesses. From 1991 to 2000 he headed the Global Trading Division and, after the acquisition of J.P. Morgan & Co., in 2000, he was co-head of the Credit and Rates Division. From 2003 to 2006 he served as the firm's Chief Risk Officer. Mr. Wilson is chairman of Annual Giving at Tuck School at Dartmouth College and vice chairman of Annual Leadership Giving at the Harvard College Fund. Mr. Wilson also serves on the Board at the Bank of Montreal and several non-profit organizations. Mr. Wilson's extensive executive and financial experience provides the Company with expertise in capital markets, risk management, and corporate finance.

Directors Whose Present Terms Will Continue Until 2011

        M. Farooq Kathwari, 66, is the Chairman, President and Principal Executive Officer of Ethan Allen Interiors Inc. He has been President of the Company since 1985 and Chairman and Principal Executive Officer since 1988. He received his B.A. degree from Kashmir University in English Literature and Political Science and an M.B.A. in International Marketing from New York University. Mr. Kathwari serves on several not-for-profit organizations, including: Director of Refugees International, Director of National Retail Federation, Director of International Rescue Committee, and a Director of the Institute for the Study of Diplomacy at Georgetown University. He has received several recognitions, including the 2007 "Outstanding American by Choice" award from the United States Government, 2005 Eleanor Roosevelt Val-Kill Medal, "National Human Relations Awards" by the American Jewish Committee, Worth Magazine Recognition as one of 50 Best CEOs in USA, the National Retail Federation Gold Medal, recipient of the International First Freedom Award from the Council for America's First Freedom, and Ernst & Young's "Entrepreneur of the Year" Award. Mr. Kathwari has extensive experience and knowledge of the history of our Company and the furniture industry as well as extensive experience in growing and managing a business. He possesses insight into retailing, marketing, manufacturing, and strategic planning from experience with the Company as well as his broad experience with both for-profit and not-for-profit organizations which has given him perspectives from other industries valuable to his service to the Company.

        John P. Birkelund, 80, was elected as a director of the Company on November 13, 2007. Mr. Birkelund co-founded Saratoga Partners in 1984 and serves as its Managing Director as well as a member of the Saratoga Partners Investment Advisory Committee. He joined Dillon Read & Co., Inc. in 1981. Mr. Birkelund served successfully as President, Chief Executive and Chairman from 1981 to 1997 when the firm was sold to Swiss Bank. Prior to joining Dillon Read, Mr. Birkelund co-founded New Court Securities in 1967 (now Rothschild, Inc.) and served as its Chairman and Chief Executive Officer and as a non-executive director of N.M. Rothschild & Sons. Mr. Birkelund is a past director of the New York Stock Exchange and the Securities Industry Association and, in recent years, served on the corporate boards of N.M. Rothschild & Co., Barings Brothers, C.R. Bard, Copperweld Corporation, Darden Restaurants, NacRe Corporation, Lenox, Inc., and the advisory boards of the European Bank for Reconstruction & Development and ORIX USA Corporation. Mr. Birkelund's extensive executive and board experience, as a Director, including publicly-traded company experience, as well as experience in growing and managing a business, strategic planning and knowledge of macroeconomic conditions affecting the Company and its customers, provides invaluable insight to the Company. He is a member of the Company's Audit Committee and Nominations/Corporate Governance Committee.

Directors Whose Present Terms Will Continue Until 2012

        James W. Schmotter, 62 was elected as a Director of the Company on April 20, 2010. Dr. Schmotter currently serves as President of Western Connecticut State University. He previously served as Western Michigan University's Dean of the Haworth College of Business, the Dean of the College of Business and Economics at Lehigh University in Pennsylvania, as well as Associate Dean and Director of International Studies at the Johnson Graduate School of Management at Cornell University. Dr. Schmotter has consulted for a variety of organizations including IBM, TRW, the Institute for International Education, the Cleveland Foundation, the Graduate Management Admission Council, the Educational Testing Service, United States Agency for International Development, and a number of universities in the U.S., Asia and Europe. He has served as Chairman of the Board of Trustees of the Graduate Management Admission Council, was the founding Vice Chair of the Board of the MBA Enterprise Corps, and has been a member of many committees of the Association to Advance Collegiate Schools of Business. Dr. Schmotter is currently a director of the United Way of Western Connecticut, the Greater Danbury Chamber of Commerce, and the Hord Foundation. Dr. Schmotter's strong leadership, educational and governmental background provides key insight and experience in strategic planning, international/global issues as well as communicating with younger customers which is valuable in his service to the Company.

        Frank G. Wisner, 72, was elected as a director of the Company on July 23, 2001. He is International Affairs Advisor of the law firm Patton Boggs LLP. He is former Vice Chairman, External Affairs, of American International Group ("AIG"), a United States-based mixed financial services and international insurance organization. Mr. Wisner is also on the board of directors of EOG Resources. He is also a member of the board of directors of the Commercial International Bank (CIB) in Cairo, Egypt and of Pangea 3, a New York based legal outsourcing company, privately held. Prior to joining AIG, he was the United States Ambassador to India from July 1994 through July 1997. He retired from the United States Government with the rank of Career Ambassador, the highest grade in the Foreign Service. Mr. Wisner joined the State Department as a Foreign Service Officer in 1961 and served in a variety of overseas and Washington positions during his 36-year career. Among his other positions, Mr. Wisner served successively as United States Ambassador to Zambia, Egypt and the Philippines. Before being named United States Ambassador to India, his most recent assignment was as Under Secretary of Defense for Policy. Prior to that, he was Under Secretary of State for International Security Affairs. Ambassador Wisner's global, diplomatic and governmental experience provides insights and perspectives valuable in the operations and strategic planning of the Company. He is Chair of the Company's Nominations/Corporate Governance Committee.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OR RATIFICATION OF THE NOMINEES FOR DIRECTORS NAMED ABOVE, WHICH IS DESIGNATED AS PROPOSAL NO. 1.

 CORPORATE GOVERNANCE

        The Board of Directors has determined that each of the following directors or director nominees comprising the six non-management directors meet the criteria for "independent" directors as defined in Section 303A.02 of the New York Stock Exchange Listed Company Manual (the "NYSE Listed Company Manual") including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"): John P. Birkelund, Clinton A. Clark, Kristin Gamble, James W. Schmotter, Don M. Wilson and Frank G. Wisner.

Stockholder Communication with Directors

        Stockholders or interested parties may communicate with the full board, full committee, individual committee members or individual directors by sending communications to the Office of the Secretary,

Ethan Allen Interiors Inc., Ethan Allen Drive, Danbury, Connecticut 06811 for forwarding to the appropriate director(s). Please specify to whom your correspondence should be directed. The Corporate Secretary has been instructed by the Board to review and promptly forward all correspondence (except advertising material and ordinary business matters) to the full board, full committee, individual director or committee member, as indicated in the correspondence.

Certain Transactions

        The Company is party to indemnification agreements with each of the members of the Board of Directors pursuant to which the Company has agreed to indemnify and hold harmless each member of the Board of Directors from liabilities incurred as a result of such director's status as a director of the Company, subject to certain limitations.

Certain Relationships and Related Party Transactions

        The Company recognizes that transactions between Ethan Allen and related persons present a potential for actual or perceived conflicts of interest. The Company's general policies with respect to such transactions are included in its Code of Business Conduct and Ethics ("Code"), the administration of which is overseen by the Nominations/Corporate Governance Committee. The Company defines "related party" transaction as any transaction or series of related transactions in excess of $120,000 in which the Company is a party and in which a "related person" has a material interest. Related persons include directors, director nominees, executive officers, 5% beneficial owners and members of their immediate families.

        The Company collects information about potential related party transactions in its annual questionnaires completed by directors and officers as well as throughout the year at its quarterly Disclosure Control Committee Meetings, comprised of key management responsible for significant business units, departments or divisions. Potential related party transactions are first reviewed and assessed by our General Counsel to consider the materiality of the transactions and then reported to the Nominations/Corporate Governance Committee. The Nominations/Corporate Governance Committee reviews and considers all relevant information available to it about each related party transaction and presents the facts to the members of the Board of Directors not associated with the potential related party transaction. A related party transaction is approved or ratified only if such members of the Board of Directors determine that it is not inconsistent with the best interests of the Company and its stockholders. The Company did not have any such transactions during fiscal year 2010.

Compensation Committee Interlocks and Insider Participation

        No executive officer of the Company, or any of its subsidiaries, served as a director of or on the Compensation Committee (or equivalent) of another entity except as otherwise disclosed herein.

Charters, Code and Guidelines

        The Company's Code, Corporate Governance Guidelines and the charters of its Audit Committee, Compensation Committee and Nominations/Corporate Governance Committee are available on the Company's website at www.ethanallen.com/governance. Any waiver of the Code for directors or executive officers may only be made by the Nominations/Corporate Governance Committee, and any waivers or amendments will be disclosed promptly by a posting on our website. Stockholders may request a copy of any of these documents by writing to: Ethan Allen Interiors Inc., Ethan Allen Drive, Danbury, CT 06811, Attn: Office of the Secretary.

Leadership Structure and Board of Directors' Role in Risk Oversight

        The Company's leadership structure combines the leadership role of the Chairman and CEO coupled with the role of a lead director. The Board of Directors believes that the existence of a lead director supports strong corporate governance principles while deriving the benefit of having the Company's CEO also serve as Chairman of the Board. The Board believes that the Company's current leadership structure enhances the Chairman/CEO's ability to provide insight and direction on the Company's strategic direction to both management and independent directors, and at the same time, with the support and oversight of a lead director, ensures that the appropriate level of independent oversight is applied to all management decisions. The Board believes that this structure ensures that the independent directors continue to effectively oversee management and provide effective oversight of key issues relating to strategy, risk and integrity without the need to split the roles of Chairman/CEO.

        The Board believes that splitting the roles, especially in light of Mr. Kathwari's skill and experience, would potentially have the consequence of making our management and governance process less effective through the undesirable duplication of work, and, in the worst case, the blurring of accountability and responsibility without any clear benefits.

        The Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and to enhance stockholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks but also understanding what level of risk is appropriate for the company. The involvement of the full Board of Directors in reviewing the Company's business strategy is an integral aspect of its assessment of management's tolerance for risk and also its determination of what constitutes an appropriate level of risk for the Company. In addition to management's discussion of risk with the full Board of Directors throughout the year, the independent directors also discuss risk.

Meetings and Committees of the Board of Directors

        During fiscal year 2010, there were four (4) regularly scheduled meetings of the Board of Directors and the annual meeting of stockholders. Independent directors ordinarily meet in executive session without management present immediately after regularly scheduled board meetings. These sessions are chaired by a non-employee director, which Chair is rotated annually. Kristin Gamble currently serves as lead director.

        All directors are expected to attend all board meetings, independent director meetings, stockholder meetings and committee meetings, as appropriate. The Board of Directors realizes that conflicts may arise from time to time but expects that each director will make every effort to keep such conflicts to a minimum. All directors who then held office attended the November 16, 2009 annual meeting of stockholders. In fiscal year 2010, except as otherwise set forth hereinafter, there was 91% attendance at all board meetings and committee meetings.

        The Board of Directors has established three standing committees: the Audit Committee; the Compensation Committee; and the Nominations/Corporate Governance Committee. Committee memberships of each nominee and continuing or current director are set forth below:

Audit Committee:

Clinton A. Clark (Chair)
John P. Birkelund
Kristin Gamble

Nominations/Corporate Governance Committee:

Frank G. Wisner (Chair)
John P. Birkelund
Edward H. Meyer

Compensation Committee:

Edward H. Meyer (Chair)
Clinton A. Clark
Kristin Gamble

AUDIT COMMITTEE

        The Audit Committee is principally responsible for ensuring the accuracy and effectiveness of the annual audit of the financial statements as conducted by the Company's internal auditors and independent registered public accounting firm. The duties of the Committee include, but are not limited to: (i) appointing and supervising the Company's independent registered public accounting firm; (ii) assessing the organization and scope of the Company's internal audit function; (iii) reviewing the scope of audits to be conducted, as well as the results thereof; (iv) approving audit and non-audit services provided to the Company by the independent registered public accounting firm; and (v) overseeing the Company's financial reporting activities, including the Company's system of internal control and the accounting standards and principles applied.

        In accordance with SEC regulations, the Audit Committee has approved an Audit Committee Charter, describing the responsibilities of the Audit Committee, (see page 7 for website address). Each member of the Audit Committee is "independent," as defined in Sections 303A.02 and 303A.07 of the NYSE Listed Company Manual and is an "audit committee financial expert" as defined under Item 407 (d) (5)(ii) of SEC Regulation S-K and as contemplated by Rule 10A-3 of the Exchange Act.

 Report of the Audit Committee of the Board of Directors

        The Audit Committee, on behalf of the Board of Directors, oversees the Company's financial reporting process, including the Company's system of internal control. However, management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed, with management, the audited financial statements contained within the Annual Report on Form 10-K, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures contained in those financial statements. In addition, in compliance with the Sarbanes-Oxley Act of 2002 ("SOX"), the Audit Committee reviewed with management and KPMG LLP, the Company's independent registered public accounting firm ("KPMG"), the effectiveness of the Company's system of internal control over financial reporting as of June 30, 2010.

        The Audit Committee reviewed with KPMG, who is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgment(s) as to the quality, not just the acceptability, of the Company's accounting principles. The Audit Committee also reviewed such other matters as are required to be discussed under auditing standards of the Public Company Accounting Oversight Board (United States), including Statement on Auditing Standards No. 61. In addition, the Audit Committee has received from KPMG the written disclosures required by Independence Standards Board Standard No. 1 and has discussed with KPMG the auditors' independence from management and the Company.

        The Audit Committee discussed with the Company's internal auditors and KPMG the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and KPMG, with and without management present, to discuss the results of their examinations, their evaluations of the Company's system of internal control and the overall quality of the Company's financial reporting practices. The Audit Committee held seven (7) meetings during fiscal year 2010, which included, but were not limited to, the review of the quarterly Form 10-Q filings and annual Form 10-K filing.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2010 for filing with the SEC.

CLINTON A. CLARK, CHAIR JOHN P. BIRKELUND KRISTIN GAMBLE

 NOMINATIONS/CORPORATE GOVERNANCE COMMITTEE

        The duties of the Nominations/Corporate Governance Committee include, but are not limited to, the duty to: (i) develop qualification criteria for board members and nominate or recommend to the Board of Directors individuals to serve on the Board of Directors; (ii) review and monitor the Company's corporate governance policies and guidelines, including the Company's trading policy for its directors and executive officers; and (iii) make an annual assessment of the Board's performance and report to the Board of Directors. The Nominations/Corporate Governance Committee follows the procedure concerning nominations or consideration of director candidates recommended by stockholders set forth in the By-laws. The By-laws of the Company permit stockholders, as of the Record Date, to nominate director candidates at the annual meeting, subject to certain notification requirements. (See "Stockholder Proposals and Nomination of Directors" under Other Matters, beginning on page 34 herein, for information on how to submit a proposal or nominate a director.) The Nominations/Corporate Governance Committee believes that as a result of the provisions in the By-laws, any separate policy relating to stockholder proposals or nominations would be duplicative. Each member of the Nominations/Corporate Governance Committee is "independent" as defined in Section 303A.02 of the NYSE Listed Company Manual. The Nominations/Corporate Governance Committee met formally one (1) time and individual committee members conducted interviews/meetings with potential candidates and communicated, when necessary, by telephone or other means during fiscal year 2010.

        The Nominations/Corporate Governance Committee seeks candidates who demonstrate a willingness and ability to prepare for, attend and participate in all board and committee meetings and whose experience and skill would complement the then existing mix of directors. The Committee may consider the diversity of a candidate's background and experience when evaluating a nominee, as well as the diversity of a candidate's perspectives, which may result from diversity in age, gender, ethnicity or national origin. While the Committee may consider diversity in its evaluation process, the Committee does not have formal policy with regard to the consideration of diversity in identifying director nominees. The Nominations/Corporate Governance Committee gathers suggestions as to individuals who may be available to meet the Board of Directors' future needs from a variety of sources, such as past and present directors, stockholders, colleagues and other parties with which a member of the Nominations/Corporate Governance Committee or the Board of Directors has had business dealings, and undertakes a preliminary review of the individuals suggested. At such times as the Nominations/Corporate Governance Committee determines that a relatively near term need exists and the Nominations/Corporate Governance Committee believes that an individual's qualities and skills would complement the then existing mix of directors, the Nominations/Corporate Governance Committee or its Chair will contact the individual. The Chair will, after such contact, discuss the individual with the Nominations/Corporate Governance Committee. Based on the Nominations/Corporate Governance Committee's evaluation of potential nominees and the Company's needs, the Nominations/Corporate Governance Committee determines whether to nominate the individual for election as a director. While the Nominations/Corporate Governance Committee has not, in the past, engaged any third party firm or consultant to identify or evaluate nominees, the Nominations/Corporate Governance Committee, in accordance with its charter, may do so in the future. The Nominations/Corporate Governance Committee would evaluate nominees for director recommended by a stockholder in the same manner it undertakes the Committee's evaluation.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers and directors, owners of over 10% of our Common Stock, and some persons who formerly were directors or executive officers, to file reports of ownership and changes in ownership with the SEC and the NYSE and furnish us with a copy of each report filed. Based solely on our review of copies of the reports by some of those persons and written representations from others that no reports were required, we believe that during fiscal year 2010 all

Section 16(a) filing requirements were complied with in a timely fashion, except for one late filing for M. Farooq Kathwari and John H. Moll, each reporting one transaction.

Security Ownership of Common Stock of Certain Owners and Management

        The following table sets forth, as of September 21, 2010, except as otherwise noted, information with respect to beneficial ownership of the Common Stock in respect of: (i) each director and Named Executive Officer (as defined herein) of the Company; (ii) all directors and Named Executive Officers of the Company as a group; and (iii) based on information available to the Company and a review of statements filed with the SEC pursuant to Section 13(d) and/or 13(g) of the Exchange Act, each person or entity that beneficially owned (directly or together with affiliates) more than 5% of the Common Stock. The Company believes that each individual or entity named has sole investment and voting power with respect to shares of Common Stock indicated as beneficially owned by them, except as otherwise noted. Unless otherwise noted below, the address for each listed director and Named Executive Officer is Ethan Allen Interiors Inc., Ethan Allen Drive, Danbury, CT 06810.

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)	Common Stock Percentage Ownership(1)
Directors and Executive Officers:
M. Farooq Kathwari(2)	4,368,514	14.38%
Edward H. Meyer(3)	81,440	*
Kristin Gamble(4)	36,500	*
Clinton A. Clark(5)	33,500	*
John P. Birklund(6)	25,000	*
Corey Whitely(7)	23,406	*
Frank G. Wisner(8)	22,100	*
Nora Murphy(9)	17,345	*
Richard Sandberg(10)	3,500	*
Lynda W. Stout(11)	7,970	*
David R. Callen(12)	4,570	*
James W. Schmotter(13)	1,300	*
Named executive officers and directors as a group(2) - (13)	4,625,145	15.23%
Other Principal Stockholders:
FMR LLC(14)	4,334,647	14.99%
Royce & Associates, LLC(15)	3,453,491	11.94%
Invesco Ltd.	2,611,043	7.82%
BlackRock, Inc.(17)	1,952,153	6.75%
Franklin Resources, Inc.(18)	1,521,450	5.30%
WS Management, LLLP(19)	1,500,000	5.19%

*
Indicates beneficial ownership of less than 1% of shares of Common Stock.

(1)
Information presented herein for each director and Named Executive Officer reflects beneficial share ownership and includes stock-based compensation awards and outstanding options granted under the 1992 Stock Option Plan ("Option Plan") (the "Stock Options") which, as of September 21, 2010, are currently exercisable or will become exercisable within sixty (60) days by such director or Named Executive Officer, as applicable. The information provided for other principal stockholders is based solely on the most recently filed statements filed with the SEC pursuant to Section 13(d) and/or 13(g). We have not made any individual determination as to beneficial ownership of any such other principal stockholders.

(2)
Includes (a) 2,084,820 shares owned directly by Mr. Kathwari, (b) 553,550 shares owned indirectly by Mr. Kathwari, (c) 72,000 shares of restricted Common Stock, (d) options to purchase 1,525,000 shares of Common Stock, (e) 7,144 shares held indirectly by Mr. Kathwari in the Ethan Allen Retirement Savings Plan, and (f) 126,000 stock units as noted on page 26 under Employment Agreement.

(3)
Includes (a) 4,080 shares owned directly by Mr. Meyer, (b) 58,360 shares held indirectly by Mr. Meyer, and (c) options to purchase 19,000 shares of Common Stock.

(4)
Includes (a) 10,000 shares owned directly by Ms. Gamble, and (b) options to purchase 26,500 shares of Common Stock.

(5)
Includes (a) 20,000 shares owned directly by Mr. Clark, and (b) options to purchase 13,500 shares of Common Stock.

(6)
Includes (a) 20,500 shares owned directly by Mr. Birkelund, and (b) options to purchase 4,500 shares of Common Stock.

(7)
Includes (a) 5,000 shares of restricted Common Stock, (b) options to purchase 17,000 shares of Common Stock, and (c) 1,406 shares of Common Stock held indirectly by Mr. Whitely in the Ethan Allen Retirement Savings Plan.

(8)
Includes (a) 3,600 shares owned directly by Mr. Wisner, (b) 1,500 shares of restricted Common Stock, and (c) options to purchase 17,000 shares of Common Stock.

(9)
Includes (a) 2,000 shares of restricted Common Stock, (b) options to purchase 15,250 shares of Common Stock, and (c) 95 shares of Common Stock held indirectly by Ms. Murphy in the Ethan Allen Retirement Savings Plan.

(10)
Includes (a) 3,500 shares of Common Stock owned directly by Mr. Sandberg.

(11)
Includes (a) 2,500 shares of restricted Common Stock, (b) options to purchase 5,375 shares of Common Stock, and (c) 95 shares of Common Stock held indirectly by Ms. Stout in the Ethan Allen Retirement Savings Plan.

(12)
Includes (a) 1,000 shares of Common Stock owned directly by Mr. Callen, (b) 1,500 shares of restricted Common Stock, (c) 95 shares of Common Stock held indirectly by Mr. Callen in the Ethan Allen Retirement Savings Plan, and (d) options to purchase 1,975 shares of Common Stock.

(13)
Includes (a) 300 shares of Common Stock owned directly by Mr. Schmotter, and (b) 1,000 shares of restricted Common Stock.

(14)
FMR LLC ("FMR"), a parent holding company of certain institutional investment managers registered under the Exchange Act and certain other entities, beneficially owned 4,334,647 shares of Common Stock as per their Schedule 13G filing with the SEC on February 16, 2010. FMR's filing indicates that it held sole voting power with respect to 350 of such shares and sole investment power with respect to all of such shares. The address of FMR is 82 Devonshire Street, Boston, MA 02109.

(15)
Royce & Associates, LLC ("Royce"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, beneficially owned 3,453,491 shares of Common Stock as per their Schedule 13G filing with the SEC on January 25, 2010. The address of Royce is 745 Fifth Avenue, New York, New York 10151.

(16)
Invesco Ltd. ("Invesco"), a U.K. entity and an investment advisor registered under Section 203 of the Investment Advisors Act, and a holding company, beneficially owned 2,611,043 shares of Common Stock per their Schedule 13G filing with the SEC on February 13, 2006. The address of Invesco is 1555 Peachtree Street, NE, Suite 1000, Atlanta, Georgia 30309.

(17)
BlackRock, Inc. ("BlackRock"), a parent holding company of certain institutional investment managers registered under the Exchange Act and certain other entities, beneficially owned 1,952,153 shares of Common Stock as per their Schedule 13G filing with the SEC on January 29, 2010. The address of BlackRock is 40 East 52nd Street, New York, NY 10022.

(18)
Franklin Resources, Inc. ("Franklin"), a parent holding company of certain institutional investment managers registered under the Exchange Act and certain other entities, beneficially owned 1,521,450 shares of Common Stock as per their Schedule 13G filing with the SEC on January 27, 2010. Franklin's filing indicates that it held sole voting power with respect to 1,460,150 of such shares and sole investment power with respect to all of such shares. The address of Franklin is One Franklin Parkway, San Mateo, CA 94403-1906 and of Franklin Advisory Services, LLC is One Parker Plaza, Ninth Floor, Fort Lee, NJ 07024-2938.

(19)
WS Management, LLLP ("WS"), a partnership, beneficially owned 1,500,000 shares of Common Stock per their Schedule 13G filing with the SEC on May 7, 2010. The address of WS is 4306 Pablo Oaks Court, Jacksonville, FL 32224.

 COMPENSATION COMMITTEE

Compensation Discussion and Analysis

        The purpose of this Compensation Discussion and Analysis is to provide material information about the Company's compensation objectives and policies for its Named Executive Officers and to put into perspective the tabular disclosures and related narratives.

Compensation Philosophy and Objectives

        The Company's executive compensation philosophy is focused on attracting, retaining and motivating a qualified management team and aligning their interests with the long-term interests of stockholders. This is accomplished by offering compensation packages which are competitive within the industries in which the Company operates, fair and equitable among the executives and which provide incentives for the long-term success and performance of the Company. Compensation is allocated among base salary, annual discretionary cash incentive compensation and long-term equity incentives. Incentive compensation is discretionary and designed to reward achievement within areas under the control of the relevant employee, although Company-wide performance is also a significant factor and to retain management for the long-term success and performance of the Company. The Principal Executive Officer exercises discretion in assessing an executive's, including Named Executive Officers, other than his own, personal performance and the extent, if any, of incentive compensation. We consider the cost to the Company when we make decisions on and consider compensation packages. As the level of responsibility increases, the portion of an executive's compensation tied to the Company's and the executive's personal performance will be proportionately greater. Finally, we endeavor to ensure that the Company's compensation program is perceived as fundamentally fair to all stakeholders.

        The duties of the Compensation Committee include, but are not limited to: (i) reviewing and making determinations with regard to the employment arrangements and compensation for the Principal Executive Officer, President and Principal Financial Officer or Treasurer; and (ii) considering and either accepting, modifying or rejecting the Principal Executive Officer's recommendations as to incentive compensation for other executives, including Named Executive Officers. No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during fiscal year 2010. The Compensation Committee, in accordance with its charter, may engage any third party firm or consultant in fulfilling its responsibilities. The Compensation Committee held three (3) meetings during fiscal year 2010.

General Policies Regarding Compensation of Named Executive Officers

        The Compensation Committee's goal is to establish compensation levels and administer executive compensation which serves to: (1) attract and retain high quality managerial and executive talent; (2) reward executives for superior performance; and (3) structure appropriate incentives for executives to produce sustained superior performance in the future. Generally, in assessing the compensation arrangements for Named Executive Officers, other than the Principal Executive Officer, the Compensation Committee solicits recommendations from the Principal Executive Officer relating to annual discretionary cash incentive compensation and long-term equity incentives such as stock option grants or restricted stock awards, which it considers, and either accepts, modifies or rejects.

Overview of Process and Compensation Components

        The compensation for our executives, including our President and Principal Executive Officer, is comprised of three primary elements: base salary, annual discretionary cash incentive compensation and long-term equity incentives. We also provide or have provided perquisites, a retirement savings plan and, for select executives, employment and post-employment agreements. The Company does not maintain a stock ownership policy.

        During fiscal year 2010, the Company maintained an incentive bonus program ("Bonus Program"). Under the Bonus Program (See "Incentive Bonus" under Executive Compensation on page 21, the President and Principal Executive Officer makes recommendations to the Compensation Committee with respect to select executives, other than himself. The other executives are not present at the time of deliberations, although the President and Principal Executive Officer is or may be present. The Compensation Committee considers such recommendations and consistent with the overall compensation philosophy, the duties of the Committee, and general policies regarding compensation may accept or adjust such recommendations. In fiscal year 2010 the Principal Executive Officer presented his recommendations as to incentive compensation, including annual discretionary bonus and equity incentives for other Named Executive Officers, taking into account each Named Executive Officers' total compensation, including base salary, discretionary cash and long-term incentives. After considering such recommendations and discussions with the Principal Executive Officer, the Compensation Committee agreed with the Principal Executive Officer's recommendations for fiscal year 2010. Because no targets are set in advance of a fiscal year, the Compensation Committee considers the Incentive Bonus to be a discretionary bonus. The Principal Executive Officer along with the Compensation Committee conduct, as needed, an informal review of market data, with the assistance of the Company's Human Resource Department which periodically performs benchmarking studies.

        The Compensation Committee reviews, annually, the performance and compensation of the President and Principal Executive Officer. In view of Mr. Kathwari's substantial contributions, the Company decided to enter into a new employment agreement with Mr. Kathwari to assure the continued availability of his services to the Company ("Employment Agreement") dated October, 2007. (See Employment Agreement Page 26). The prior agreement, effective July 1, 2002, expired July 1, 2007.

        When developing an employment agreement for the President and Principal Executive Officer we engage the services of an independent third party consultant to assist in gathering relevant market information which we analyze and consider in developing the compensation package to be included in the employment agreement. We also receive input from legal counsel, as appropriate.

        To assist in developing the terms of the Employment Agreement for Mr. Kathwari, the Compensation Committee engaged Sibson Consulting. Members of the Compensation Committee met and/or had discussions and communications with representatives of the consultant over a period of nine months. Key considerations for the Compensation Committee in developing the compensation package to be included in the Employment Agreement were: (i) identification of a peer group, which included both known competitors of the Company and companies adhering to similar retail models; (ii) ensuring that the overall level of compensation was competitive and appropriate with the market; (iii) ensuring that a substantial portion of the total compensation package was tied to long-term incentives; and (iv) creation of parameters that provide for increased compensation based upon performance of the Company. The companies that Sibson Consulting reviewed included, but were not limited to Bombay Company, Inc., Haverty Furniture Companies, Inc., Pier I Imports, Inc., Restoration Hardware, Inc. and Williams Sonoma. Sibson Consulting analyzed data contained in proxy filings of the peer group. In addition, they analyzed published compensation data for a broader group of retail and similarly sized companies.

        The Compensation Committee and Mr. Kathwari agreed to include a substantial incentive component in the Employment Agreement. As a result, a large part of Mr. Kathwari's potential compensation under the Employment Agreement is in the form of stock options, restricted stock awards, and a bonus based upon the Company's operating income.

        Effective October 10, 2007, the Compensation Committee approved and the independent members of the Company's Board of Directors ratified, subject to approval by stockholders of the incentive components thereof (which approval was obtained at the 2007 Annual Meeting of stockholders held on November 13, 2007), the Employment Agreement. The Compensation Committee believes that the compensation package for Mr. Kathwari included in the Employment Agreement is appropriate in light of

Mr. Kathwari's extensive experience in the home furnishings industry, his knowledge and background with respect to both manufacturing and retailing and, in particular, his responsibility for implementation of the strategic plan for the Company and the Ethan Allen brand. For a detailed description of the terms of the Employment Agreement, which governed Mr. Kathwari's compensation for the 2010 fiscal year, see "Employment Agreement," beginning on page 26.

        Whether an equity incentive grant will be made to a Named Executive Officer, and if so in what amount, is based upon: (i) the subjective evaluation, by the President and Principal Executive Officer of the Named Executive Officer's contribution to the Company's future success; (ii) the level of incentive compensation previously provided by the number and term of the Named Executive Officer's existing stock option and restricted stock holdings; and (iii) the market price of the Common Stock on the date of grant. Annually we allocate to the President and Principal Executive Officer a block of equity incentives (stock options and restricted stock) to be granted throughout the fiscal year to recruit executives, and reward and retain management including the Named Executive Officers other than himself. Equity incentives are granted to directly align the interest of employees, including the Named Executive Officers, to the appreciation on the Common Stock. Options typically vest twenty-five (25%) percent per year beginning one year after the grant date, with full vesting over a four (4) year period. The term of such options is ten (10) years, after which the options expire, unless the employee separates earlier from the Company, at which point the options expire 90 days after such separation. The exercise price is established as of the date of grant. Restricted stock awards typically vest one-third per year beginning one year after the grant date, with full vesting over a three (3) year period. Any stock not fully vested on the date the employee separates are forfeited.

        In determining the size of individual option grants, stock unit awards and restricted stock awards, the Compensation Committee considers the aggregate number of shares available, which is, in turn, a function of: (i) the level of stockholders' dilution; (ii) the number of shares previously authorized by stockholders and remaining available; and (iii) the number of individuals to whom the Company wishes to grant stock options, stock unit awards and/or restricted stock awards. The Compensation Committee also considers the range of potential compensation levels that may be yielded by the options or awards. The Compensation Committee reserves the discretion to consider any factors it considers relevant, and to give all factors considered the relative weight it considers appropriate under the circumstances then prevailing, in reaching its determination regarding the size and timing of option grants, stock unit awards and restricted stock awards. The timing of option grants is neither date nor event specific. Grants of stock options to the Company's executives under the Option Plan provide an incentive to executives and managerial staff to achieve the Company's long-term performance objectives and to retain managerial staff.

2010 Compensation

        In fiscal year 2010, we allocated 200,000 equity incentives to the President and Principal Executive Officer for use during fiscal year 2010 to recruit executives, and reward and retain management, including the Named Executive Officers. The President and Principal Executive Officer granted 117,200 equity incentives to other executives and employees including the Named Executive Officers in fiscal year 2010 with the balance carried over to 2011.

        At the time of the November 2009 grant of options, the financial position of the Company, as compared to the Company's prior year position was considered and the Compensation Committee determined that it was in the best interest of the Company and its stockholders to provide an incentive award to select employees. It was determined that the granting of equity incentives was a prudent non-cash way to provide incentive to and retain the Named Executive Officers. In addition to the analysis as to whether equity incentives should be granted, as set forth above, the following were the top factors considered in fiscal year 2010 in determining the extent of each award to the Named Executive Officers:

  1.
  The extent that the Named Executive Officer took initiatives to position the Company well for the future;

  2.
  The extent that the Named Executive Officer contributed to the reduction and minimization in the overall overhead cost of the Company;

  3.
  The extent that the Named Executive Officer was successful in maintaining the morale of his or her department(s)/division(s);

  4.
  The extent that the Name Executive Officer contributed to the Company's strategic objective to conserve cash; and

  5.
  The more efficient operation of the Company and sensible maximizing of Company revenues.

        The Compensation Committee determined each award was appropriate as to each Named Executive Officer, in light of: (i) the salary reduction taken by the Named Executive Officer, commencing March 2009; (ii) the absence of a discretionary bonus payment for fiscal year 2009; and (iii) the need to retain and motivate managerial talent during this difficult economic and business climate.

        In February 2010, once again the Compensation Committee determined it was appropriate to review compensation of its Named Executive Officers. In approving the February 2010 grant of Restricted Stock, the Company and the Compensation Committee considered not only those factors considered in making the November 2009 Option Awards, including the benefits of granting a non-cash based award and the factors as they relate to each individual award, but also considered the value of such awards to the Named Executive Officers at that time. After consideration of all such factors, the Compensation Committee believed that it was in the best interest of the Company and its stockholders to grant the Restricted Stock in the amounts awarded to each Named Executive Officer.

        At the end of fiscal year 2010, in reviewing total compensation for 2010, the Compensation Committee revisited the total compensation awards granted to the Named Executive Officers throughout the year and determined that another form of award was appropriate. In making the discretionary incentive bonus awards for each Named Executive Officer, the Compensation Committee determined that, in view of all of the factors listed above, and with special consideration to the obligation of the Compensation Committee to retain and motivate the Named Executive Officers, the grant of a cash award was appropriate and the amount of each award was determined in light of the value of total compensation paid or awarded to each Named Executive Officer and the total value the Named Executive Officer brought to the Company under the foregoing factors.

        Although the Compensation Committee will continue to consider deductibility under Section 162(m) with respect to future compensation arrangements with Named Executive Officers, deductibility will not be the sole factor used in determining appropriate levels or methods of compensation. Since Company objectives may not always be consistent with the requirements for full deductibility, the Company may enter into compensation arrangements under which payments are not deductible under Section 162(m).

Conclusion

        The Compensation Committee believes that long-term stockholder value is enhanced by corporate and individual performance achievements. Through the plans and practices described above, a meaningful portion of the Company's executive compensation is based on competitive pay practices, as well as corporate and individual performance. The Compensation Committee believes equity compensation, in the form of stock options, restricted stock, and stock units is vital to the long-term success of the Company. The Compensation Committee remains committed to this policy, recognizing that the competitive market for talented executives and the cyclical nature of the Company's business may result in highly variable compensation for a particular time period.

Report of the Compensation Committee of the Board of Directors

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based upon the review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's proxy statement.

EDWARD H. MEYER, CHAIR CLINTON A. CLARK KRISTIN GAMBLE

Executive Compensation

        Set forth below is a description of the business experience of each Named Executive Officer, other than Mr. Kathwari, whose experience is set forth on page 5.

        David R. Callen, 43, has served as Vice President, Finance and Treasurer since joining the Company in October 2007. Mr. Callen serves as both the Principal Financial Officer and Principal Accounting Officer, responsible for all aspects of accounting and finance of the Company. From 2003 through 2007, Mr. Callen served as Vice President of Global Finance for Photronics, Inc., an industry leader in reticles and photomasks for semiconductor applications, in Brookfield, Connecticut after being the Corporate Controller of Johnson Outdoors, Inc., a global outdoor recreation products company, in Racine, Wisconsin. Mr. Callen holds a B.A. in Accounting from Michigan State University and is a licensed Certified Public Accountant in the state of Connecticut.

        Corey Whitely, 50, has served as Executive Vice President, Operations since October 2007 and Executive Vice President of our subsidiary, Ethan Allen Operations, Inc., since 2005. He is responsible for overseeing the Company's manufacturing, logistics processes and information systems. Mr. Whitely served as Vice President Operations from 2003 until October 2007. He joined the Company in 1988 in the retail division and has held positions of increasing responsibilities including the areas of information technology, logistics and manufacturing. Mr. Whitely also serves on the Board of Directors of the Connecticut Retail Merchants Association, a statewide group representing retailers in Connecticut, and is a member of the National Retail Federation's CIO Council which is the industry's committee of IT leaders.

        Nora Murphy, 50, has served as Executive Vice President, Style and Advertising since October 2007. Previously she had served as Vice President, Style from October 2001 to October 2007. Ms. Murphy is responsible for directing and coordinating the style, presentation, and design of the Company's products, design centers, and branding. Ms. Murphy began working for Ethan Allen as a consultant in 1992. For twenty years she was the principal of the design firm Balogh Murphy Renderings, which specialized in residential interior design and architectural and interior renderings. Ms. Murphy has designed furniture for Polo Ralph Lauren, where she held the title of product design manager. Ms. Murphy studied interior design at the Fashion Institute of Technology, in New York City.

        Lynda W. Stout, 46 has served as Vice President, Retail Division since October 2007. Ms. Stout is responsible for the oversight of the Company's retail division and its employees. She joined Ethan Allen Retail Inc. in 2002 and has since held positions of increasing responsibility in the Company's retail division. Ms. Stout has over 23 years experience in the areas of Interior Design, management, and sales. She is a graduate of West Virginia University where she studied Business and Interior Design.

Summary Compensation Table

        The following table sets forth, as to the Principal Executive Officer, Principal Financial Officer and the three next most highly compensated officers (the "Named Executive Officers"), information concerning all compensation paid or accrued for services rendered in all capacities to the Company during the fiscal years indicated.

Name and Principal Position	Year	Salary(6)	Bonus	Stock Award(1)		Option awards(1)	All other compensation(3)		Total
M. Farooq Kathwari,	2010	$1,050,050	$150,000	$318,053	(2)	$630,800	$83,337	(4)	$2,232,240
Chairman of the Board,	2009	$1,118,847	—	$772,721	(2)	$887,900	$213,767	(4)	$2,993,235
President and Principal	2008	$1,127,500	—	$776,623	(2)	$776,623	$165,084		$4,022,207
Executive Officer
David R. Callen,	2010	$213,750	$25,000	$21,675		$11,200	$750		$272,375
Principal Financial	2009	$221,539	—	—		$4,305	$500		$226,344
Officer	2008	$147,115	$30,000	—		$7,032	—		$184,147
Corey Whitely,	2010	$285,000	$45,000	$72,250		$44,800	$750		$447,800
Executive Vice President,	2009	$295,385	—	—		$8,610	$500		$304,495
Operations	2008	$281,538	$70,000	—		$11,720	$1,300		$364,558
Nora Murphy,	2010	$285,000	$20,000	$28,900		$31,360	$750		$366,010
Executive Vice President,	2009	$295,385	—	—		$8,610	$500		$304,495
Style	2008	$278,365	$65,000	—		$11,720	$1,300		$356,385
Lynda W. Stout,	2010	$218,500	$25,000	$36,125		$22,400	$27,747	(5)	$329,772
Vice President,	2009	$226,462	—	—		$7,175	$21,300	(5)	$254,937
Retail Division	2008	$192,692	$55,000	—		$8,790	$1,300		$257,782

(1)
The amounts shown for stock awards and option awards represent the fair values as of each grant date, computed in accordance with Accounting Standards Codification Topic 718, successor to FAS 123R. For financial statement reporting purposes, these fair values are charged to expense over the vesting period, which is generally three years for stock grants and four years for option grants. The actual values that employees may realize if any, will not be known until the vesting date and could differ significantly. See footnote 11 to the Company's Form 10-K for fiscal year ended June 30, 2010 for assumptions in the valuation.

(2)
Stock awards shown for Mr. Kathwari include performance based restricted shares with payouts that were dependent on performance in 2010, 2009 and 2008 with grant date fair value of $95,153, $772,721 and $318,373 respectively. If the highest level of performance was assumed on these awards at grant date, the resulting values would have been $216,535, $1,489,172, and $601,238 respectively. Due to their performance requirements, the actual values realized can vary widely, including having no value.

(3)
Includes contributions by the Company of $750 for each executive pursuant to the Ethan Allen Retirement Savings Plan for fiscal year 2010, $500 for fiscal 2009 and $1,300 for fiscal 2008.

(4)
The following is a detailed table outlining the components of Mr. Kathwari's other compensation for fiscal 2010. Amounts reflected below represent actual amounts charged to the Company's operations during the fiscal year ended June 30, 2010. In addition, there were other incremental costs incurred by the Company for: (i) a Company car ($74,002); (ii) a club membership ($6,406); and (iii) a Company plane ($102,262) all of which were used solely for business purposes. It is Mr. Kathwari's practice to reimburse the Company for any incremental costs relating to his personal use of the Company plane and club membership. See also Executive Perquisites/Other Personal Benefits on page 25.

Life insurance premiums		$39,206
Retirement contract (change in value)	-$	9,757
Restricted Stock book account (change in value)		$27,938
Cash dividends on Stock Units		$25,200
Company match under Ethan Allen Retirement Savings Plan		$750

Total		$83,337

(5)
Includes reimbursement of moving expenses of $26,997 in fiscal 2010 and $20,800 in fiscal 2009.

(6)
The totals reflect a $100,000 voluntary reduction in Mr. Kathwari's annual base salary and a voluntary five percent (5%) reduction in the salary of the other Named Executive Officers, in all cases beginning March 1, 2009 through July 31, 2010.

Incentive Bonus

        Each Named Executive Officer, along with other executives and key employees, is eligible for an annual Incentive Bonus. Incentive Bonuses are intended: (i) to reward key employees based upon both the Company's performance and the individual's performance; (ii) to motivate key employees; and (iii) to provide competitive cash compensation opportunities.

        For fiscal year 2010, the Company's Compensation Committee maintained an incentive bonus program (the "Bonus Program") for managerial employees of the Company. The Bonus Program had two components: (i) an aggregate of $534,000 in cash to be distributed to managerial employees, other than Mr. Kathwari, in amounts recommended by Mr. Kathwari; and (ii) as to Mr. Kathwari, an amount determined in accordance with his Employment Agreement and such other amount distributed by the Compensation Committee in its discretion. In light of the Company's performance for fiscal year 2010 and in accordance with the bonus formula in the Employment Agreements, Mr. Kathwari was not eligible for a bonus. The Company did not make any Incentive Bonus payments for fiscal year 2009. In light of: (i) the Company's performance for fiscal year 2010 and its cash position; (ii) the voluntary reduction in salary forgone by the Named Executive Officers; (iii) the absence of an Incentive Bonus payment in 2009, the Compensation Committee believed it was in the best interest of the Company and its stockholders to make Incentive Bonus payments to the Named Executive Officers. The Compensation Committee was in agreement with Mr. Kathwari's recommendations as to the Named Executive Officers, other than himself. In addition, as a result of the foregoing reasons, the Compensation Committee paid an Incentive Bonus to Mr. Kathwari. All Incentive Bonus payments were made to reward key executives for their performance during this difficult economic and business climate and to keep the managerial staff motivated to continue to deliver positive results and guide the Company to meet its strategic objectives. Because no targets are set in advance of a fiscal year, the Compensation Committee considers the Incentive Bonus to be a discretionary bonus.

Equity Incentives

Stock Units and Restricted Stock

        We grant stock units and restricted stock in certain circumstances to provide competitive pay packages. These grants are designed primarily to retain qualified executives since the employee cannot sell shares during the restriction period, which is of variable duration, including up until the date of separation from the Company. These grants are used to align the Named Executive Officers with long-term stockholder value.

        The accounting cost of restricted stock and stock unit awards, for which the exercise price is zero, is calculated based on the closing price of a single share of Common Stock on the date of the award for awards with no performance or market conditions. For awards with market conditions, a binomial lattice model was used, with the following assumptions:

	Awards Granted in Fiscal
	2010	2009	2008
Volatility
Ethan Allen	62.2%	34.6%	27.0%
S & P 500	35.1%	14.4%	12.1%
Risk-free rate of return	1.6%	2.9%	3.5%
Dividend Yield	1.9%	2.4%	2.4%
Expected Average Life	3.0 yrs	3.0 yrs	2.6 yrs

        The Company has issued restricted stock pursuant to the Option Plan. See Note 11 to "Notes to Consolidated Financial Statement" in the Company's Annual Report on Form 10-K for the year ended June 30, 2010 for additional information. The Company has registered the issuance of the shares. Dividends are not payable on unvested restricted stock.

Non-qualified stock options

        Stock options granted with exercise prices equal to 100% of the underlying Common Stock market value, based on the closing price of a single share of Common Stock on the date of grant, are currently the Company's primary long term compensation vehicle for executives and managerial staff. The Compensation Committee believes that stock options align the interests of management with those of the Company's stockholders, providing appropriate incentive to motivate management, thereby increasing stockholder return.

        The Company has issued options to purchase shares of Common Stock pursuant to the Option Plan. See Note 11 to "Notes to Consolidated Financial Statements" in the Company's Annual Report on Form 10-K for the year ended June 30, 2010 for additional information. The Company has registered the issuance of the shares of Common Stock which are issuable upon exercise of such options.

        The accounting cost of stock option grants is determined on the date of grant and recognized over the applicable vesting period. We estimate, as of the date of grant, the fair value of stock options awarded using the Black-Scholes option-pricing model. Use of a valuation model requires management to make certain assumptions with respect to selected model inputs, including anticipated changes in the underlying stock price (i.e. expected volatility) and option exercise activity (i.e. expected life). Expected volatility is based on the historical volatility of our Common Stock and other contributing factors. The expected life of options granted, which represents the period of time that the options are expected to be outstanding, is based, primarily, on historical data.

Grants of Plan-Based Awards

						All Other Option Awards; Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares of Stock #
							Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold(1) (#)	Target(2) (#)	Maximum(2) (#)
M. Farooq Kathwari	7/1/2009	8,000	20,000	20,000	—	—	—	$151,598
	7/1/2009	—	—	—	—	60,000	$10.68	$274,800
	2/3/2010	—	—	—	15,000	—	—	$222,900
	2/3/2010	—	—	—	—	50,000	$14.86	$356,000
David R. Callen	11/12/2009	—	—	—	—	2,500	$11.74	$11,200
	2/4/2010	—	—	—	1,500	—	—	$21,675
Corey Whitely	11/12/2009	—	—	—	—	10,000	$11.74	$44,800
	2/4/2010	—	—	—	5,000	—	—	$72,250
Nora Murphy	11/12/2009	—	—	—		7,000	$11.74	$31,360
	2/4/2010	—	—	—	2,000	—	—	$28,900
Lynda W. Stout	11/12/2009	—	—	—	—	5,000	$11.74	$22,400
	2/4/2010	—	—	—	2,500	—	—	$36,125

(1)
The threshold is the point at which the smallest payout would be attained.

(2)
Based on the interim comparison of Ethan Allen's stockholder return as compared to the Standard & Poor's 500 return as of June 30, 2010, 20,000 shares from the July 1, 2009 grant would have vested if this interim period were the final measurement period of June 30, 2012. The actual payout, if any, will be determined at June 30, 2012 and is based on a tiered vesting schedule.

See "Outstanding Equity Awards at Fiscal Year End" page 24 and the footnotes thereto for information regarding expirations and vesting of grants listed above.

See "Employment Agreement" page 26 for a discussion of the material terms of Mr. Kathwari's employment agreement and for an understanding of the information disclosed in the charts above.

See "Compensation Discussion and Analysis" page 15 for an explanation of the base salary and bonus in proportion to total compensation payable to the Named Executive Officers.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
	Notes	Number Exercisable	Number Unexerciseable	Option Price	Expiration	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
M. Farooq Kathwari	(1)					20,000	$279,800
	(2)					20,000	$279,800
	(3)					6,000	$83,940
	(4)					15,000	$209,850
		600,000	—	$31.02	8/1/2012	—	—
		400,000	—	$35.53	8/1/2013	—	—
		200,000	—	$37.15	8/2/2014	—	—
		150,000	—	$34.03	10/10/2017	—	—
		90,000	—	$24.62	7/1/2018	—	—
	(5)	12,500	37,500	$15.93	11/11/2018	—	—
		60,000	—	$10.68	7/1/2019	—	—
	(11)	—	50,000	$14.86	2/3/2020	—	—
David R. Callen	(6)					1,500	$20,985
	(7)	600	600	$25.71	6/20/2018	—	—
	(8)	375	1,125	$17.60	11/5/2018	—	—
	(9)	—	2,500	$11.74	11/12/2019	—	—
Corey Whitely	(6)					5,000	$69,950
		4,000	—	$38.79	4/18/2012	—	—
		1,500	—	$29.55	4/14/2013	—	—
		1,500	—	$41.35	3/25/2014	—	—
		2,500	—	$31.15	5/27/2015	—	—
		1,000	—	$36.56	6/27/2016	—	—
	(10)	1,500	500	$36.71	6/4/2017	—	—
	(7)	1,000	1,000	$25.71	6/20/2018	—	—
	(8)	750	2,250	$17.60	11/5/2018	—	—
	(9)	—	10,000	$11.74	11/12/2019	—	—
Nora Murphy	(6)					2,000	$27,980
		2,625	—	$38.79	4/18/2012	—	—
		500	—	$29.55	4/14/2013	—	—
		2,500	—	$41.35	3/25/2014	—	—
		2,500	—	$31.15	5/27/2015	—	—
		1,000	—	$36.56	6/27/2016	—	—
	(10)	1,875	625	$36.71	6/4/2017	—	—
	(7)	1,000	1,000	$25.71	6/20/2018	—	—
	(8)	750	2,250	$17.60	11/5/2018	—	—
	(9)	—	7,000	$11.74	11/12/2019	—	—
Lynda W. Stout	(6)					2,500	$34,975
		400	—	$41.35	3/25/2014	—	—
		700	—	$31.15	5/27/2015	—	—
		500	—	$36.56	6/27/2016	—	—
	(10)	525	175	$36.71	6/4/2017	—	—
	(7)	750	750	$25.71	6/20/2018	—	—
	(8)	625	1,875	$17.60	11/5/2018	—	—
	(9)	—	5,000	$11.74	11/12/2019	—	—

(1)
The restricted stock contains market conditions, and vests subject to a tiered rate on June 30, 2011 provided performance goals are met.

(2)
The restricted stock contains market conditions, and vests subject to a tiered rate on June 30, 2012 provided performance goals are met.

(3)
The restricted stock vests in two equal tranches on each June 30 of 2011 and 2012.

(4)
The restricted stock vests in three equal tranches on each June 30 of 2011, 2012, and 2013.

(5)
The options vest equally in three equal tranches on each November 11 of 2010, 2011, and 2012.

(6)
The restricted stock vests in three equal tranches on each February 4 of 2011, 2012, and 2013.

(7)
The options vest in two equal tranches on each June 20 of 2011, and 2012.

(8)
The options vest in three equal tranches on each November 5 of 2010, 2011, and 2012.

(9)
The options vest in four equal tranches on each November 12 of 2010, 2011, 2012 and 2013.

(10)
The options all vest on June 4, 2011.

(11)
The options vest in four equal tranches on each February 3 of 2011, 2012, 2013 and 2014.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
M. Farooq Kathwari	—	—	11,000	153,890

        No other Named Executive Officers exercised options or received vested stock awards during fiscal year 2010.

Equity Compensation Plan Information

        The following table sets forth certain information regarding our equity compensation plans as of June 30, 2010.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders(1)	2,336,984	$26.94	814,217
Equity compensation plans not approved by security holders(2)	—	—	—

Total	2,336,984	$26.94	814,217

(1)
Amount includes stock options outstanding under our Option Plan as well as unvested shares of restricted stock and vested Stock Units which have been provided for under the provisions of the Option Plan. See Note 11 to our Consolidated Financial Statements included under Item 8 of the Annual Report on Form 10-K for the year ended June 30, 2010.

(2)
As of June 30, 2010, we do not maintain any equity compensation plans which have not been approved by our shareholders.

Executive Perquisites/Other Personal Benefits

        Benefits offered to Named Executive Officers are similar to those offered to all employees. In addition, the Company provides perquisites it believes are reasonable and consistent with the overall executive compensation program. In 2010, with the exception of Mr. Kathwari, the Named Executive Officers did not receive any perquisites. Mr. Kathwari received: (1) access to and use of Company cars (including driver, gas, registration, title, insurance and maintenance); (2) reimbursement of life insurance premiums up to $50,000; (3) a retirement contract; (4) interest on a restricted stock book account established pursuant to his Employment Agreement; and (5) dividend equivalent payments on Stock Units awarded pursuant to his prior employment agreement. Mr. Kathwari's use of the car, airplane, and club membership are as a convenience to the Company and are for business purposes. (See footnote 4—Summary Compensation Table on page 20).

        The Named Executive Officers are eligible to participate in the same retirement benefit programs we offer to salaried employees at the corporate level. Our current program is a 401(k) plan with company-provided match. In addition, Mr. Kathwari is entitled to benefits under a retirement payment contract. Pursuant to the terms of the retirement payment contract, the Company is required to make monthly retirement payments of $1,250 per month, commencing on the month in which his employment with the Company terminates, and shall be paid until the earlier to occur of a) 120 monthly payments or b) the death of Mr. Kathwari. Such retirement payment is subject to cost of living adjustments. In the event Mr. Kathwari shall die before receiving all retirement payments Mr. Kathwari's widow shall be entitled to reduced retirement payments equal to one-half of the retirement payment amount until the earlier to occur of a) her death or b) the cumulative payment of 120 monthly payments to Mr. Kathwari and/or his widow.

The Ethan Allen Retirement Savings Plan

        The Company established the Ethan Allen Profit Sharing and 401(k) Retirement Plan, now known as the Ethan Allen Retirement Savings Plan, effective July 1, 1994 (the "Retirement Plan"), as a result of the merger of the Company's and/or its subsidiaries' profit sharing and 401(k) plans. The Retirement Plan covers all employees who have completed at least three months of service.

        The 401(k) portion of the Retirement Plan allows participants to defer up to 100% of their compensation, subject to certain statutory limitations. The Company may, at its discretion, fully match the first $500 of a participant's before tax contribution and one-half of the next $1,600 of a participant's before tax contribution, up to a maximum of $1,300 each year. The Company made matching contributions, in the form of shares of Company Common Stock to the Retirement Plan equal to $750 for fiscal year 2010 for each of the Named Executive Officers. Participant contributions and employer matching contributions are immediately and fully vested.

        Under the Profit Sharing portion of the Retirement Plan, contributions can be made only by the Company and are at the sole discretion of the Company. Contributions are allocated among all Retirement Plan participants in the same ratio as a participant's covered remuneration bears to that of all Retirement Plan participants. The Company made no profit sharing contributions during fiscal year 2010.

        The Retirement Plan is the primary vehicle for providing retirement income to Company employees. The Retirement Plan is administered by Ethan Allen Global, Inc. with J.P. Morgan as Investment Manager and Record Keeper. Investment options currently offered under the Retirement Plan include two collective trusts, nine mutual funds, six strategic allocation funds, employer common stock, and a self-directed brokerage fund. Participants direct the investment of their accounts under the Retirement Plan and may choose from some or all of the investment options designated by the Retirement Committee from time to time.

Employment Agreement

        As of October 10, 2007, the Company's Compensation Committee approved, and the independent members of the Company's Board of Directors ratified, subject to approval of the incentive components by stockholders (which approval was obtained at the 2007 Annual Meeting of stockholders held on November 13, 2007), the terms of the Employment Agreement between the Company and Mr. Kathwari. Pursuant to the Employment Agreement, the Company agreed to continue to employ Mr. Kathwari and Mr. Kathwari agreed to remain as Chairman, President and Principal Executive Officer of the Company and Ethan Allen Global, Inc., for a period of approximately five years, with two automatic one-year extensions commencing on each of July 1, 2012, and July 1, 2013 (each, an "Anniversary Date"), unless notice is given by either Mr. Kathwari or the Company not later than 9 months prior to an Anniversary Date.

        Pursuant to the terms of the Employment Agreement, Mr. Kathwari will receive a base salary of $1,127,500 per year, subject to an annual increase. The annual increase is based on the Company's Operating Income as divided by reported sales ("Operating Margin").

Annual Percentage Increase to Base Salary	Annual Operating Margin
0%	Less than 10%
2%	≥ 10% but < 11%
4%	≥ 11% but < 13%
5%	≥ 13%

        As of July 1, 2008, Mr. Kathwari was entitled to an annual increase of 2% pursuant to the terms of the Employment Agreement increasing his base salary to $1,150,050. However, due to the economic climate and Company sales, on March 1, 2009, Mr. Kathwari voluntarily took a $100,000 per year salary reduction, such that his base salary as in effect from March 1, 2009 through July 31, 2010 was $1,050,050 per year. Beginning August 1, 2010 Mr. Kathwari's annual salary is $1,150,050.

        Mr. Kathwari will be entitled to an annual incentive bonus based upon the Company's Operating Income. Mr. Kathwari's incentive bonus for a given fiscal year will be based upon the amount by which the Company's Operating Income for the fiscal year exceeds the applicable threshold amount specified below (each a "Threshold").

Fiscal Year	Threshold
2010	$110 Million
2011	$115 Million
2012	$120 Million
2013	$125 Million
2014	$130 Million

        Mr. Kathwari will receive a bonus equal to (i) 1.25% of the first $20 million (or portion thereof) by which the Operating Income exceeds the applicable Threshold, (ii) 2.25% of the second $20 million (or portion thereof) by which the Operating Income exceeds the applicable Threshold, (iii) 2.75% of the third $20 million (or portion thereof) by which the Operating Income exceeds the applicable Threshold, and (iv) 3.25% of any amount greater than $60 million by which the Operating Income exceeds the applicable Threshold. No incentive bonus under the Employment Agreement was awarded to Mr. Kathwari in fiscal year 2010.

        The Compensation Committee shall make adjustments to the Threshold to reflect certain unusual, non-recurring events, including acquisitions and divestitures. In August 2010, the Compensation Committee, in addition to any annual incentive bonus provided for in the Employment Agreement, paid Mr. Kathwari an Incentive Bonus of $150,000.

        Pursuant to the Employment Agreement, Mr. Kathwari was granted the following options under the Option Plan: (i) as of October 10, 2007, ten-year stock options to purchase 150,000 shares of Common Stock, at an exercise price of $34.03 per share (the price of a share of Common Stock on the New York Stock Exchange as of the close of business on the date of grant), which vest at a rate of 50,000 on each June 30th, up to and including June 30, 2010; (ii) as of July 1, 2008, ten-year stock options to purchase 90,000 shares of Common Stock, at an exercise price of $24.62 per share (the price of a share of Common Stock on the New York Stock Exchange as of the close of business on July 1, 2008), which vest at a rate of 45,000 each year following the date of grant, up to and including June 30, 2010; and (iii) as of July 1, 2009, ten-year stock options to purchase 60,000 shares of Common Stock, at an exercise price of $10.68 per share (the price of a share of Common Stock on the New York Stock Exchange as of close of business on July 1,

2009), which vest on June 30, 2010. All options are fully vested and were granted pursuant to the Option Plan.

        On November 11, 2008, the Compensation Committee, in addition to the options granted pursuant to the Employment Agreement, granted Mr. Kathwari the right to purchase 50,000 shares of Common Stock at an exercise price of $15.93 per share (the price of a share of Common Stock on the date of grant), which vest at a rate of 25% each year following the date of grant, up to and including November 10, 2012. On February 3, 2010, the Compensation Committee, in addition to the options granted pursuant to the Employment Agreement, granted to Mr. Kathwari the right to purchase 50,000 shares of Common Stock at an exercise price of $14.86 per share (the price of a share of Common Stock on the date of grant), which vest at a rate of 25% each year following the date of grant, up to and including February 3, 2014.

        Pursuant to the Employment Agreement, Mr. Kathwari was granted the following restricted stock under the Option Plan: (i) as of the date stockholders approved the incentive components of the Employment Agreement (November 13, 2007), 20,000 shares; (ii) as of July 1, 2008, 20,000 shares; and (iii) as of July 1, 2009, 20,000 shares. The initial grant of 20,000 shares of restricted stock was scheduled to vest on June 30, 2010 upon the attainment of certain performance targets, as set forth below. Thereafter, the July 1, 2008 grant of 20,000 shares of restricted stock will vest on June 30, 2011 and the July 1, 2009 grant of 20,000 shares of restricted stock will vest on June 30, 2012. All of these restricted stock awards vest in accordance with a tiered vesting schedule based on the Company's total return to its stockholders as compared to the total return of the Standard & Poor's 500. Any shares which do not vest will be forfeited. As of June 30, 2010, 8,000 shares vested and 12,000 shares were forfeited. As of each dividend record date for the Common Stock occurring on or after the date of any grant of shares of restricted stock, but prior to the date such shares become vested or are forfeited, an account established by the Company for the benefit of Mr. Kathwari shall be credited with the amount of dividends which would otherwise have been paid with respect to such shares. Amounts credited to the account will be credited with interest at the rate of 5% per year until distribution. Mr. Kathwari will be fully vested in all amounts credited to the account, regardless of the subsequent vesting or forfeiture of the shares. The balance credited to Mr. Kathwari's account will be distributed to him in cash as soon as practicable after the termination of his employment. All shares of restricted stock will become fully vested upon the occurrence of a change in control of the Company or in the event that Mr. Kathwari's employment is terminated by the Company without "cause" or by Mr. Kathwari "for good reason."

        Pursuant to the Employment Agreement, on November 11, 2007, Mr. Kathwari received an additional 15,000 shares of restricted stock. These shares of restricted stock vest at a rate of 3,000 shares per year over the initial five year term of the Employment Agreement.

        On February 3, 2010, the Compensation Committee, in addition to the restricted stock granted pursuant to the Employment Agreement, awarded Mr. Kathwari 15,000 shares of restricted stock to vest ratably over three years beginning on February 2, 2011, and on July 20, 2010, awarded Mr. Kathwari 11,000 shares of restricted stock to vest ratably over two years beginning on July 20, 2011.

        In the event Mr. Kathwari's employment with the Company is terminated by reason of death or disability, under the Employment Agreement, he (or his estate) will receive his base salary plus his bonus through the end of the year, along with any deferred compensation, unreimbursed expenses, insurance proceeds and other payments in accordance with Company practices. If Mr. Kathwari's employment is terminated by the Company without "cause" or by Mr. Kathwari "for good reason", he will receive his base salary through the end of the term of the Employment Agreement and a payment equal to the lesser of $1 million or the bonus payments for two years calculated by reference to the highest bonus previously paid to him, and he will be entitled to settlement of the stock options, which are exercisable within three years after termination. If Mr. Kathwari's employment is terminated by the Company for "cause" or voluntarily by Mr. Kathwari, he will receive his base salary and bonus prorated through the date of termination, along with any deferred compensation, unreimbursed expenses or any other payment in accordance with

Company practices. In connection with each of the foregoing termination payments, Mr. Kathwari will be reimbursed for certain excise and other taxes he is required to pay in respect of such payments.

        Under Mr. Kathwari's prior employment agreement, the Company established a book account for Mr. Kathwari, which has been credited with 126,000 Stock Units (the "Stock Units"). Following the termination of Mr. Kathwari's employment, Mr. Kathwari will receive shares of Common Stock equal to the number of Stock Units credited to the account. During the period in which Stock Units are credited to the account, Mr. Kathwari received and will receive dividend-equivalent payments, in cash, equal to the dividends which would otherwise have been paid on the shares of Common Stock represented by the Stock Units.

Change in Control

        We maintain a change in control provision with our President and Principal Executive Officer as set forth in the Employment Agreement and our Named Executive Officers as set forth in restricted stock and option agreements to ensure continuity of our leadership in the event of a change in ownership of the Company. Under the Employment Agreement, the Company pays him in accordance with the terms of the Employment Agreement including base salary, the aggregate of his two largest bonuses not to exceed $2 million in the aggregate, deferred compensation, reimbursement of expenses and other compensation or benefits owed in accordance with applicable plans, programs or agreements if there is a change in control and his employment is subsequently terminated.

Potential Payments upon Termination or Change in Control

        The amount of compensation which would have been payable to the Named Executive Officer upon termination of employment or a change in control (as defined in our By-laws), assuming a June 30, 2010 triggering event, is listed in the following table.

	For Cause/ Voluntary Termination/ Retirement	Without Cause/ Good Reason Termination/	Death or Disability	Change in Control
M. Farooq Kathwari
Salary continuation(1)	—	$2,300,100	—	$2,300,100
Bonus(2)	$150,000	$2,000,000	$150,000	$2,000,000
Life & disability payments(3)	—	$150,000	—	$150,000
Stock Options(4)	—	—	—	—
Stock Units(5)	$1,762,740	$1,762,740	$1,762,740	$1,762,740
Restricted Stock Awards(6)	—	$293,790	$293,790	$293,790
Restricted Stock Awards with market conditions(7)	—	$559,600	$559,600	$559,600
Accrued interest & dividends—book account(8)	$240,794	$240,794	$240,794	$240,794
Retirement Contract payments(9)	$225,000	$225,000	$225,000	$225,000
David R. Callen
Stock Options(10)	—	—	—	$5,625
Restricted Stock Awards(11)	—	—	—	$20,985
Corey Whitely
Stock Options(10)	—	—	—	$22,500
Restricted Stock Awards(11)	—	—	—	$69,950
Nora Murphy
Stock Options(10)	—	—	—	$15,750
Restricted Awards(11)	—	—	—	$27,980
Lynda W. Stout
Stock Options(10)	—	—	—	$11,250
Restricted Awards(11)	—	—	—	$34,976

(1)
If terminated other than for cause, Mr. Kathwari is entitled to salary continuation through June 30, 2012. The amount disclosed is the total undiscounted amount of future payments.

(2)
If terminated other than without cause, Mr. Kathwari would receive a prorated bonus entitlement from the beginning of the fiscal year through the termination date. Mr. Kathwari received a bonus payment for fiscal 2010 of $150,000. If terminated without cause, Mr. Kathwari would have received a bonus equal to the lesser of his two (2) largest bonuses or $2.0 million dollars.

(3)
If terminated without cause, the Company would continue to pay life and disability insurance payments through June 30, 2012. The amount disclosed is the total undiscounted amount of future payments.

(4)
Equity awards that were fully vested by their terms as of June 30, 2010 are not included in the numbers shown above. For information on any outstanding fully-vested awards, see the "Outstanding Equity Awards at Fiscal Year-End" table page 24. At June 30, 2010, Mr. Kathwari held unvested options to purchase an aggregate of 87,500 shares of Common Stock, at exercise prices ranging from $14.86 to $15.93. If Mr. Kathwari's employment had been terminated by the Company without cause, by Mr. Kathwari for good reason (as defined in his Employment Agreement), or for disability on

  June 30, 2010, the options to purchase the additional shares would have become immediately exercisable. However, since the closing market price of our Common Stock on June 30, 2010 was $13.99 per share, the net proceeds to Mr. Kathwari from an exercise of all of such options would have been zero.

(5)
In connection with Mr. Kathwari's 1997 employment agreement he was awarded 126,000 stock units which will, upon termination for any reason, including death or disability, be converted to common stock. The closing market price at June 30, 2010 was used to value the shares.

(6)
If terminated without cause or due to death or disability, 21,000 unvested restricted shares would vest immediately. The closing market price at June 30, 2010 was used to value the shares.

(7)
At June 30, 2010, Mr. Kathwari held 40,000 restricted shares none of which had vested. If Mr. Kathwari's employment had terminated for death or disability on June 30, 2010, the restrictions on the 40,000 shares of restricted stock previously granted would have lapsed immediately. If Mr. Kathwari's employment had been terminated by the Company without cause or by him for good reason on June 30, 2010, the restrictions on the 40,000 shares of restricted stock previously granted would have lapsed immediately. The closing market price at June 30, 2010 was used to value the shares.

(8)
If terminated for any reason, including death or disability, the value of deemed dividends on restricted share awards held in a book account along with accrued interest at 5% per annum would be paid by the Company.

(9)
Mr. Kathwari is also entitled to payments pursuant to a retirement contract, which is described under the section Executive Perquisites/Other Personal Benefits, on page 25. The amount disclosed is the total undiscounted amount of future payments, assuming the maximum cost of living adjustments.

(10)
Amounts reflect the difference between the exercise price of the option and the closing market price of $13.99 as of June 30, 2010, based on immediate vesting due to a change in control in accordance with the Company's Option Plan. Options with a strike price of at least $13.99 are shown as $0. However any such option may have a fair value greater than zero as of this date. Equity awards that were fully vested as of June 30, 2010 are not included in the numbers shown above.

(11)
Amounts reflect the market value of the shares underlying the awards as of June 30, 2010, based on a market price of $13.99 and do not include any value for that portion of the award with respect to which the participants accrued a vested interest on June 30, 2010, as provided for in the Company's Option Plan.

Director Compensation

        For fiscal year 2010, all independent directors received $35,000 per annum and $3,500 per meeting of the Board of Directors attended in person ($1,000 per meeting attended by telephone). The Chair of the Compensation and Nominations/Corporate Governance Committees received an additional $8,000 per annum. The Chair of the Audit Committee received an additional $10,000 per annum. Each independent director received $2,000 for each committee meeting of the Board of Directors attended in person ($1,000 per meeting attended by telephone) held on a date on which a meeting of the Board of Directors was not held. In addition, independent directors were eligible in fiscal year 2010 for awards of options, restricted stock, stock appreciation rights under the Option Plan or $25,000 cash. Employee directors do not receive additional compensation for serving on the Board of Directors.

Name	Fees earned or paid in cash	Option awards(1)	Restricted Stock(1)	Total
John P. Birkelund(2)	$45,500	$13,200	—	$58,700
Clinton Clark(3)	$89,000	—	—	$89,000
Kristin Gamble(4)	$54,000	$13,200	—	$67,200
Edward H. Meyer(5)	$58,000	—	$11,330	$69,330
Richard A. Sandberg(6)	$16,250	—	$11,330	$27,580
James W. Schmotter	$8,750	—	—	$8,750
Frank G. Wisner(7)	$57,000	—	$11,330	$68,330

(1)
The amounts shown for stock awards and option awards represent the fair values as of each grant date, computed in accordance with Accounting Standards Codification Topic 718, successor to FAS 123R. For financial statement reporting purposes, these fair values are charged to expense over the vesting period, which is generally two years for stock grants and three years for option grants. The actual values realized if any, will not be known until the vesting date and could differ significantly. See footnote 11 to the Company's Form 10-K for fiscal year ended June 30, 2010 for assumptions in the valuation.

(2)
Mr. Birkelund was awarded options in respect of 3,000 shares of July 22, 2009 vesting in two equal annual installments. As of 2010 fiscal year end, Mr. Birkelund held an aggregate of 6,000 stock options and 500 stock awards.

(3)
As of 2010 fiscal year end, Mr. Clark held an aggregate of 13,500 stock options.

(4)
Ms. Gamble was awarded options in respect of 3,000 shares on July 22, 009 vesting in two equal annual installments. As of 2010 fiscal year end, Ms. Gamble held an aggregate of 31,000 stock options.

(5)
Mr. Meyer was granted 1,000 restricted shares on July 22, 2009 vesting in two equal annual installments. As of 2010 fiscal year end, Mr. Meyer held an aggregate of 19,000 stock options and 1,000 stock awards.

(6)
Mr. Sandberg was granted 1,000 restricted shares on July 22, 2009 vesting in two equal annual installments. However, with Mr. Sandberg's retirement from the Board effective November 16, 2009, this vesting accelerated to that date. As of 2010 fiscal year end, Mr. Sandberg held no remaining stock options.

(7)
Mr. Wisner was granted 1,000 restricted shares on July 22, 2009 vesting in two equal annual installments. As of 2010 fiscal year end, Mr. Wisner held an aggregate of 17,000 stock options and 1,500 stock awards.

Tax Policy

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Tax Code") limits deductibility of annual compensation in excess of $1 million paid to the Company's Principal Executive Officer and to each of its next three most highly compensated Named Executive Officers (other than the Principal Financial Officer). However, compensation is exempt from this limit if it qualifies as "performance-based compensation." In 2007, the Company submitted an amendment to the Option Plan to stockholders, to allow awards thereunder to qualify under the "performance-based compensation" requirements, which was approved by Stockholders. The Company submitted the incentive performance bonus provisions of the Employment Agreement to its stockholders who agreed to have the annual incentive bonuses and the performance-vesting restricted stock granted under the Employment Agreement comply with the "performance-based compensation" requirements under Section 162(m) of the Tax Code.

 PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee selects and hires our independent registered public accounting firm and has appointed KPMG as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2011. KPMG was the independent registered public accounting firm for the Company for the fiscal year ended June 30, 2010. Representatives of KPMG will be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions. We are asking you to ratify the appointment of KPMG as our independent registered public accounting firm. Although ratification is not required by our By-laws, the Board of Directors is submitting the appointment of KPMG to you for ratification as a matter of good corporate practice. If the Audit Committee's appointment is not ratified, it will reconsider the appointment, if appropriate. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of the Company and our stockholders.

AUDIT FEES

        The following table represents a summary of professional fees paid to KPMG for services rendered in connection with: (i) the audit for the Company's annual financial statements for the fiscal years ended June 30, 2010 and 2009; and (ii) other matters.

	2010	2009
Audit fees(1)	$1,215,000	$1,200,000
Audit-related fees(2)	$45,000	$38,000
Tax fees(3)	$76,233	$8,500
All other fees	—	—

Total fees	$1,336,233	$1,246,500

(1)
In the above table, in accordance with the SEC's definitions and rules, "audit fees" are fees that the Company paid to KPMG for the audit of the Company's annual financial statements included in the Form 10-K and review of the Company's interim financial statements included in the Forms 10-Q; for the attestation of management's report on the effectiveness of the Company's internal control over financial reporting, as required by Section 404 of SOX; and for services that are normally provided by the auditors in connection with statutory and regulatory filings or engagements.

(2)
"Audit-related fees" are fees for services related to the performance of the annual audit of the Retirement Plan.

(3)
Tax fees consist of fees incurred in connection with tax compliance, tax advice and tax planning services.

        The Audit Committee has determined that the provision of tax and other services by the independent registered public accounting firm is compatible with maintaining their independence.

Audit and Non-Audit Engagement Pre-Approval Policy

        To help assure the independence of the Company's independent registered public accounting firm, the Audit Committee has established a policy whereby all audit and non-audit engagements proposed to be performed by the independent registered public accounting firm must be approved in advance by the Chair of the Audit Committee or, in his discretion, the entire Audit Committee.

        THE AUDIT COMMITTEE RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2011, WHICH IS DESIGNATED AS PROPOSAL NO. 2.

 OTHER MATTERS

Proxy Solicitation Expense

        The expense of the proxy solicitation will be paid by the Company. In addition to the solicitation of proxies by use of the mail, solicitation also may be made by telephone, telegraph or personal interview by directors, officers and regular employees of the Company, none of whom will receive additional compensation for any such solicitation. The Company has engaged Morrow & Co., LLC, located at 470 West Avenue, Stamford, Connecticut 06902, a professional proxy solicitation firm, to provide customary solicitation services for a fee of $5,500 plus expenses. The Company does not anticipate that the costs and expenses incurred in connection with this proxy solicitation will exceed those normally expended for a proxy solicitation for those matters to be voted on at the Annual Meeting. The Company will, upon request, reimburse brokers, banks and similar organizations for out-of-pocket and reasonable clerical expenses incurred in forwarding proxy material to their principals.

Stockholder Proposals and Nomination of Directors

        Nominations of persons for election to the Board of Directors along with stockholder proposals may be made at any annual meeting of stockholders by any stockholder of the Company: (i) who is a stockholder of record on the date of the giving of the notice and on the Record Date; and (ii) who complies with the notice procedures.

        For the nomination or proposal to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Corporate Secretary of the Company.

        To be timely, a stockholder's notice to the Corporate Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty days nor more than ninety days prior to the date of the annual meeting; provided, however, that in the event that less than seventy days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

Nomination

        To be in proper written form, a stockholder's notice to the Corporate Secretary must set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person; (ii) the principal occupation or employment of the person; (iii) the class or series and number of shares of Common Stock of the Company which are owned beneficially or of record by the person; and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder; (ii) the class or series and number of shares of Common Stock of the Company which are owned beneficially or of record by such stockholder; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their name) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice; and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings or solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

Proposal

        To be in proper written form, a stockholder's notice to the Corporate Secretary must describe the proposal in sufficient detail for the proposal to be summarized on the agenda for the 2011 annual meeting of stockholders and must set forth: (i) the name and address, as it appears on the books of the Company, of the stockholder who intends to make the proposal; (ii) a representation that the stockholder is a holder of record of Common Stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to present such proposal; and (iii) the class or series and number of shares of Common Stock of the Company which are owned beneficially or of record by the stockholder. In addition the notice must set forth the reasons for conducting such proposed business at the 2011 annual meeting of stockholders and any material interest of the stockholder in such business. The presiding officer of the 2011 annual meeting of stockholders will, if the facts warrant, refuse to acknowledge a proposal not made in compliance with the foregoing procedure, and any such proposal not properly brought before the 2011 annual meeting of stockholders will not be considered.

        The Company currently intends to hold its 2011 annual meeting of stockholders on or about November 15, 2011. In order for any stockholder proposal submitted pursuant to Rule 14a-8 promulgated under the Exchange Act, to be included in the Company's proxy statement to be issued in connection with the 2011 annual meeting of stockholders, such proposal must be received by the Company no later than June 9, 2011. Any proposal(s) or nomination(s) to be submitted that do not comply with Rule 14a-8 promulgated under the Exchange Act may be omitted. Any stockholder proposal or nomination for the 2011 annual meeting of stockholders submitted outside the submission date will be deemed untimely for purposes of Rule 14a-4(c)(i). Proxies for that meeting may confer discretionary authority to vote on untimely proposals without express direction from the stockholders giving the proxies.

Availability of Annual Report

        We will send you a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2010 without charge if you send a written request to Office of the Corporate Secretary, Ethan Allen Interiors Inc., Ethan Allen Drive, Danbury, Connecticut 06811. You can also obtain copies of our Form 10-K and any other reports we file with the SEC through the SEC's website at www.sec.gov or on our website at www.ethanallen.com/investors.

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on November 16, 2010—the proxy statement along with the annual report is available at http://materials.proxyvote.com/297602

Other Business

        The Board of Directors is not aware of any matters to be presented at the Annual Meeting other than those enumerated in the Company's Notice enclosed herewith. If any other matters do come before the meeting, it is intended that the holders of the proxies will vote thereon in their discretion. Any such other matters will require for its approval the affirmative vote of the majority in interest of the stockholders present in person or by proxy at the Annual Meeting where a quorum is present, or such greater vote as may be required by the Company's Restated Certificate of Incorporation, the Company's By-laws or the General Corporation Law of the State of Delaware.

By Order of the Board of Directors,
Pamela A. Banks
Corporate Secretary
Ethan Allen Interiors, Inc.
Ethan Allen Drive
Danbury, Connecticut 06811
October 7, 2010

        Each stockholder, whether or not he or she expects to be present in person at the Annual Meeting, is encouraged to vote. A stockholder may revoke his or her proxy at any time prior to voting.

ETHAN ALLEN INTERIORS INC.

ETHAN ALLEN DRIVE

P. O. BOX 1966

DANBURY, CT 06811-1966

ATTN: PAMELA A. BANKS

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M27562-P00510	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ETHAN ALLEN INTERIORS INC.

The Board of Directors recommends a vote FOR the following:

1.	Election or ratification of Directors

	Nominees		For	Against	Abstain

	1a)	Clinton A. Clark	☐	☐	☐

	1b)	Kristin Gamble	☐	☐	☐

	1c)	Don M. Wilson	☐	☐	☐

	1d)	James W. Schmotter	☐	☐	☐

The Board of Directors recommends a vote FOR proposal 2.			For	Against	Abstain

2.	PROPOSAL TO RATIFY KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2011 FISCAL YEAR.		☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here.					☐
(see reverse for instructions)
			Yes	No
Please indicate if you plan to attend this meeting.			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M27563-P00510

ETHAN ALLEN INTERIORS INC.

Annual Meeting of Stockholders

November 16, 2010 at 9:00 am

This proxy is solicited by the Board of Directors

The undersigned stockholder of Ethan Allen Interiors Inc., a Delaware corporation (the “Company”) hereby appoints M. Farooq Kathwari and Frank G. Wisner as proxies for the undersigned, and each of them, with full power of substitution in each of them, to attend the annual meeting of stockholders to be held at the Ethan Allen Interiors Inc. International Corporate Headquarters at Ethan Allen Drive, Danbury, CT., 06811 on Tuesday, November 16, 2010, at 9:00 A.M., local time, or any adjournment or postponement thereof to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” EACH OF THE NOMINEES FOR DIRECTOR, AND “FOR” THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2011 FISCAL YEAR AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Address Change/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on November 16, 2010.

ETHAN ALLEN INTERIORS INC.

ETHAN ALLEN INTERIORS INC.

ETHAN ALLEN DRIVE

P. O. BOX 1966

DANBURY, CT 06811-1966

ATTN: PAMELA A. BANKS

Meeting Information

Meeting Type:                                         Annual Meeting

For holders as of:                        September 21, 2010

Date:                            November 16, 2010     Time: 9:00 a.m., EST

Location:                      Ethan Allen Interiors Inc.

International Corporate

Headquarters

Ethan Allen Drive

Danbury, CT 06811

You are receiving this communication because you hold shares in the above named company.

This is not a ballot.  You cannot use this notice to vote these shares.  This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

M27564-P00510

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT           ANNUAL REPORT                                     (located on

How to View Online:

Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:                                www.proxyvote.com

2) BY TELEPHONE:                   1-800-579-1639

3) BY E-MAIL*:                                           sendmaterial@proxyvote.com

*  If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before November 2, 2010 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: You may attend the shareholder meetings and vote in person. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

M27565-P00510

Voting Items

The Board of Directors recommends a vote FOR the following:

1.                      Election or ratification of Directors

Nominees

1a)               Clinton A. Clark

1b)              Kristin Gamble

1c)               Don M. Wilson

1d)              James W. Schmotter

The Board of Directors recommends a vote FOR proposal 2.

2.                      PROPOSAL TO RATIFY KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2011  FISCAL YEAR.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

M27566-P00510

M27567-P00510

QuickLinks

ETHAN ALLEN INTERIORS INC. Ethan Allen Drive Danbury, Connecticut 06811
ETHAN ALLEN INTERIORS INC. Ethan Allen Drive Danbury, Connecticut 06811 NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS
ETHAN ALLEN INTERIORS INC. Ethan Allen Drive Danbury, Connecticut 06811
Questions and Answers
PROXY STATEMENT
VOTING SECURITIES; PROXIES; REQUIRED VOTE
PROPOSAL 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
AUDIT COMMITTEE
Report of the Audit Committee of the Board of Directors
NOMINATIONS/CORPORATE GOVERNANCE COMMITTEE
COMPENSATION COMMITTEE Compensation Discussion and Analysis
Summary Compensation Table
Grants of Plan-Based Awards
Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Stock Vested
PROPOSAL 2 RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT FEES
OTHER MATTERS